Exhibit 99.1

MultiPlan Corporation Announces Settlement of Delaware Litigation

November 17, 2022 – MultiPlan Corporation (NYSE:MPLN) (“MultiPlan” or the “Company”), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry, announced that the Company and certain current and former directors have entered into a settlement agreement to resolve a consolidated class action lawsuit that has been pending since March 2021. The settlement agreement expressly provides that the settlement does not constitute an admission by the defendants or a finding that the claims asserted had any merit, and the defendants continue to strongly deny the allegations of liability in the lawsuit. We expect that, upon approval by the court, the settlement will bring to an end all pending shareholder litigation against the Company and its directors.

As previously disclosed in our SEC filings, a consolidated lawsuit captioned In Re MultiPlan Corp. Stockholders Litigation, C.A. No. 2021-0300-LWW (Del. Ch.) has been proceeding in the Delaware Court of Chancery related to our October 8, 2020 business combination transaction. Defendants in the lawsuit include the former directors of Churchill Capital III Corp. (now named MultiPlan) as well as affiliates of Churchill III’s sponsor.

On November 17, 2022, the Company and the parties to the lawsuit entered into a settlement agreement to fully and finally resolve the lawsuit. In connection with the settlement, the Company and its insurers, have agreed to pay $33.75 million in exchange for a broad release of all claims related to the business combination and ownership of Churchill III stock and warrants from February 19, 2020 through October 8, 2020. The settlement is being paid pursuant to the Company’s indemnification obligations and from available D&O insurance.

As provided in the settlement agreement, the defendants deny the allegations published by a short-seller which defendants contend formed the basis for Plaintiffs’ claims in the Action. Defendants maintain that the claims brought against them were not true, lack merit, and would have been disproven at trial. The defendants further maintain that they performed appropriate levels of due diligence on legacy MultiPlan, including its key business relationships, with the assistance of numerous expert advisors, before entering into the business combination and that their conduct in pursuing, evaluating and completing the business combination was at all times proper, in the best interests of the Churchill III and its stockholders, and in compliance with applicable law. Nevertheless, the Company and the defendants have determined to enter into the settlement solely to put the Delaware Action to rest, without acknowledging any wrongdoing, fault, liability or damages.

The settlement is subject to court approval. We anticipate that settlement class members will receive notice of the proposed settlement, which will include additional information and details about the proposed settlement. We anticipate, subject to court approval, that the settlement will be finalized in the first half of 2023.

Forward Looking Statements

This press release includes statements that express our opinions, expectations, beliefs, and plans regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements include all matters that are not historical facts, including MultiPlan’s expectations and beliefs with respect to the merit of the allegations against the defendants, the eventual resolution of the litigation and the impact of such resolution on MultiPlan. Such forward-looking statements are based on currently available information and management’s expectations, beliefs and

Exhibit 99.1

forecasts concerning future events impacting the business. There can be no assurance that future developments affecting our business will be those that we have anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include those disclosed in our Securities and Exchange Commission filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results or outcomes may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

No information contained on the website or social media sites cited in this press release is intended to be included as part of, or incorporated by reference into, this press release.

About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients’ needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets. For more information, visit www.multiplan.com.

Contacts

Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Media Relations
Pamela Walker
AVP, Marketing & Communication
MultiPlan
781-895-3118
press@multiplan.com